News Release

Mastercard Updates Fourth-Quarter 2020 Operating Metrics

Purchase, N.Y. - November 24, 2020 - Mastercard today is updating its operating metrics through the week ending November 21. We continue to monitor the impact of the pandemic and related actions being taken by governments as it relates to border restrictions, social distancing measures and business operations, and the resultant impact on spending. We are seeing spending levels remain relatively steady and believe that most markets remain in the Normalization phase domestically, with some approaching Growth.* Progress through the phases may not be linear, and given the recent global increases in COVID-19 cases, we are closely monitoring the impact on spending of additional mitigation measures that are being put in place.

The table below shows weekly growth trends of certain operating metrics versus the comparable year ago period.

					*NEW*

	Week ending Oct 7	Week ending Oct 14	Week ending Oct 21	Week ending Oct 28	Week ending Nov 7	Week ending Nov 14	Week ending Nov 21
Switched Volume [1]	3%	2%	5%	2%	2%	4%	3%
United States	6%	3%	8%	6%	2%	7%	6%
Worldwide less U.S.	1%	1%	3%	—%	2%	1%	1%

Switched Transactions [2]	6%	6%	5%	3%	4%	3%	3%

Cross-Border Volume [1]	(34)%	(34)%	(30)%	(36)%	(32)%	(30)%	(29)%
Intra-Europe	(22)%	(21)%	(15)%	(25)%	(20)%	(16)%	(14)%
Other Cross-Border	(44)%	(46)%	(44)%	(46)%	(42)%	(42)%	(42)%

[1] Mastercard-branded programs only; on a local currency basis
[2] Total number of transactions switched by Mastercard

Additional commentary:
•Growth in Switched Volume has remained relatively steady so far this quarter, excluding the week ending October 21, where the numbers were impacted by significant promotional activity by an e-comm merchant and its competitors.
◦From a geographic perspective, in the United States we are seeing some recent strength in holiday retail spend, notably in electronics. In Europe, we are seeing a slight decrease in restaurant, lodging and retail spend as this is being impacted by more stringent social distancing measures.
◦We have seen a slight increase in card not present volume, offset by a slight reduction in card present volume, particularly in Europe over the last several weeks.
•Switched Transactions have slowed recently primarily due to a decrease in card present activity, partially offset by faster growth in larger-ticket card not present transactions.
•Cross-Border Volume growth has continued in a similar band. The slight improvement is largely driven by lower-yielding Intra-Europe volume, where we have seen an increase in card not present volume, offset by a slight reduction in card present volume. Other Cross-Border, which is higher yielding, remains limited.

*On the April 29, 2020 earnings call, the company introduced a four-phase structure for monitoring spending levels related to the COVID-19 pandemic - Containment, Stabilization, Normalization and Growth.

The graph below shows Cross-Border Volume growth trends versus the comparable year ago period.
Additional commentary on Cross-Border Volume:
•Card present growth (orange line), which represented approximately half of our cross-border volume in 2019, has declined slightly due to the reemergence of the virus and the resultant impact on travel.
•Card not present growth (yellow line) continues to be resilient.
◦We continue to see strong growth in card not present volumes, excluding online travel related spend (green line), with improvement in November to date due primarily to an increase in discretionary retail spend, notably in electronics.
◦Online travel related spend, which accounted for roughly a third of card not present cross-border volume in 2019, remains low.

Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•the impact of the coronavirus (COVID-19) outbreak and measures taken in response to the outbreak
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti- corruption; account-based payment systems and issuer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating real-time account-based payment system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation), merchants and governments
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent reports on Forms 10-Q and 8-K.

About Mastercard Incorporated (NYSE: MA), www.mastercard.com

Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. Our decency quotient, or DQ, drives our culture and everything we do inside and outside of our company. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.

Contacts:

Investor Relations: Warren Kneeshaw or Gina Accordino, investor.relations@mastercard.com, 914-249-4565
Communications: Seth Eisen, seth.eisen@mastercard.com, 914-249-3153
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